Exhibit 10.3

FIFTH AMENDMENT
TO
LOAN AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made and entered into as of this 15th day of November, 2013, by and between Daktronics, Inc. (“Borrower”) and Bank of America, N.A. (“Lender”).

RECITALS

A.The Borrower and the Lender are parties to that certain Loan Agreement dated as of December 23, 2010, as amended by that certain First Amendment dated February 1, 2011, that certain Second Amendment dated November 15, 2011, that certain Third Amendment dated June 15, 2012, and that certain Fourth Amendment dated November 9, 2012 (as amended, the “Loan Agreement”), whereby Lender extended certain credit facilities to the Borrower upon the terms and conditions set forth in the Loan Agreement. Capitalized terms not otherwise defined in this Amendment shall have the meanings given them in the Loan Agreement.

B.The parties are in mutual agreement that the Loan Agreement should be amended as provided herein.

NOW, THEREFORE, in consideration of the Recitals and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to the Loan Agreement. The Loan Agreement is hereby amended as follows:

a.	The definition of “Revolving Loan Maturity Date” in Section 1.1 (“Defined Terms”) is hereby amended in its entirety and as so amended is restated as follows:

“Revolving Loan Maturity Date”: November 15, 2016.

b.	Section 2.1 (“Revolving Loan”) is hereby amended in its entirety and as so amended is restated as follows:

Section 2.1 Revolving Loan. Upon the terms and subject to the conditions hereof, Lender agrees to make available a revolving loan (the “Revolving Loan”) to Borrower of Forty Million and No/100 Dollars ($40,000,000.00) (the “Revolving Loan Amount”). Borrower may obtain advances, prepay and obtain new advances under the Revolving Loan, subject to the prepayment provisions of Section 2.2. Lender agrees to make available to Borrower, as a subfeature of the Revolving Loan, up to Four Million and No/100 Dollars ($4,000,000.00) of open-ended bank guarantees (the “Open Ended Bank Guarantees”), on terms acceptable to Lender in its sole discretion, in an amount not to exceed, with all other advances, Alternative Borrowing or Domestic Letters of Credit outstanding, the Revolving Loan Amount, it being understood and agreed that the amount available to be borrowed under the Revolving Loan shall be correspondingly reduced by the face amount of all Open Ended Bank Guarantees issued. The Open Ended Bank Guarantees shall be subject to annual renewal. On the Revolving Loan Maturity Date, Borrower shall deposit sufficient funds to cash collateralize one hundred percent (100%) of Lender’s exposure under any outstanding Open Ended Bank Guarantees. Lender also agrees to make available to the Foreign Subsidiaries letters of credit, multicurrency borrowings, bank guarantees, international allocation credits, and other products and services from time to time requested by the Borrower or such Foreign Subsidiaries to be provided to one or more Foreign Subsidiaries, on terms acceptable to Lender in its sole discretion (collectively, “Alternative Borrowing”), in an amount not to exceed, with all other advances, Open Ended Bank Guarantees or Domestic Letters of Credit outstanding, the Revolving Loan Amount, it being understood and agreed that the amount available to be borrowed under the Revolving Loan shall be correspondingly reduced by the face amount of all Alternative Borrowing issued. Further, Lender may, from time to time, at the request of Borrower and on terms satisfactory to Lender and Borrower, provide letters of credit to Borrower and its domestic affiliates and subsidiaries (“Domestic Letters of Credit”). The amount available to be borrowed under the Revolving Loan shall be reduced by the aggregate amount available to be drawn under any Domestic Letters of Credit, plus any unreimbursed amounts or letter of credit borrowings. In no event shall the amount outstanding under the Revolving Loan, including amounts outstanding from advances to Borrower or from Open Ended Bank Guarantees, Alternative Borrowing and Domestic Letters of Credit, exceed the Revolving Loan Amount. Lender shall charge an origination fee equal to a per annum basis of 0.50% of the face amount of any international letters of credit issued hereunder, payable in advance quarterly on the last day of the prior calendar quarter, as well as charge its standard issuance, documentation and examination fees therefore. All Alternative Borrowing shall have an expiration date no later than thirty-six (36) months from the date of issuance, unless Lender, in its sole discretion, consents in writing to a longer term for any such Alternative Borrowing on terms and conditions that are satisfactory to it. Lender shall have no obligation to issue Open Ended Bank Guarantees, Alternative Borrowing or Domestic Letters of Credit, or to amend, extend, renew or replace any Open Ended Bank Guarantees, Alternative Borrowing or Domestic Letters of Credit, unless it is in form and substance acceptable to Lender. The Alternative Borrowing shall be guaranteed by Borrower’s Guaranty dated December 23, 2010 (as amended), and the reference therein to the Loan in the principal amount of $35,000,000.00 shall be deemed amended to the $40,000,000.00 Revolving Loan described herein.

c.	Section 2.4 (“Unused Commitment Fee”) is hereby amended in its entirety and as so amended is restated as follows:

Borrower shall pay Lender an unused commitment fee in the amount of 0.15% of the difference between the maximum amount of the Revolving Loan Amount and the average principal amount outstanding under the Revolving Loan Amount for the preceding quarterly period, which shall include amounts allocated to Open Ended Bank Guarantees, Alternative Borrowing and Domestic Letters of Credit. Such fee shall be payable on or before the 30th day after the end of each calendar quarter.

d.	The following new Section 2.5 is hereby inserted immediately following Section 2.4:

Section 2.5 Upfront Fee. Borrower shall pay to Lender an upfront fee of Sixty Thousand and No/100 Dollars, to be paid in three (3) equal annual installments of Twenty Thousand and No/100 Dollars ($20,000.00) on each of November 15, 2014, November 15, 2015 and November 15, 2016.

e.	The definition of “Funded Debt” found in Section 5.11 is hereby amended in its entirety and as so amended is restated as follows:

“Funded Debt” means all outstanding liabilities for borrowed money (which, for the avoidance of doubt, includes, without limitation, the face amount of all Open Ended Bank Guarantees) and other interest bearing obligations, including, without limitation, those represented by bonds, debentures, or other debt securities, excluding any long-term contractual obligations related to marketing transactions whose source of payment is underlying advertising agreements.

f.	The following new Section 5.15 is hereby inserted immediately following Section 5.14:

Section 5.15 Negative Pledges; Affiliate Restrictions. The Borrower will not enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than Lender which would (i) prohibit Borrower from granting, or otherwise limit the ability of Borrower to grant, to Lender any lien on any property of Borrower (other than with respect to property subject to liens permitted by Section 5.12), or (ii) require Borrower to grant a lien to any other Person if Borrower grants any lien to Lender.

2.
Representations. The Borrower represents and warrants to the Lender as follows: (i) the covenants, representations and warranties of the Borrower as set forth in the Loan Agreement are hereby made again as of the date hereof and are true and correct in all respects as of the date hereof, except to the extent such covenants, representations and warranties relate solely to an earlier date, in which case such covenants, representations and warranties were true and correct in all respects as of such date, (ii) as of the date hereof, there is no Event of Default in existence, or any other act, omission, matter or other occurrence whatsoever which, with the giving of notice or the passage of time, or both, would give rise to or constitute an Event of Default; (iii) the Borrower has (a) full power, authority and legal right to own and operate all of its properties and assets and to carry on its respective business as now conducted and as proposed to be conducted; and (b) all requisite corporate power and authority to execute, deliver and fully perform all of the terms and conditions of this Amendment and all other agreements, documents and instruments contemplated hereby; and (vi) the Borrower shall (a) ensure, and cause all of its Subsidiaries to ensure, that no person who owns a controlling interest in or otherwise controls the Borrower, any guarantor or any subsidiary of any of them is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of any loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any subsidiary to comply, with all applicable Bank Secrecy Act laws and regulations, as amended. All representations and warranties contained in this Amendment shall survive the execution and delivery hereof and any investigation made by the Lender or its agents or representatives.

3.	Conditions to Effectiveness. This Amendment shall become effective only upon the satisfaction of each of the following conditions precedent:

a.	Execution and delivery by the Borrower and the Lender of this Amendment.

b.	Execution and delivery of such other agreements, instruments, documents, certificates and opinions as the Lender may reasonably request.

c.
The Borrower shall pay to the Lender, as additional consideration for this Amendment, all costs and expenses incurred by the Lender (including, without limitation, attorneys’ fees) in connection with the preparation, execution and delivery of this Amendment.

d.
Execution and delivery of a certificate of an officer of the Borrower (i) certifying that the execution, delivery and performance of this Amendment, the Reaffirmation and Third Amendment to Guaranty, and the performance of the Loan Agreement as amended hereby, have been duly approved by all necessary action of the governing board of the Borrower, and attaching true and correct copies of the applicable resolutions granting such approval, (ii) certifying that there have been no amendments to or restatements of the organizational documents of the Borrower as last furnished to the Lender, other than those that may be attached to the certificate, and (iii) certifying the names of the officers of the Borrower that are authorized to sign this Amendment, together with the true signatures of such officers.

e.
The Reaffirmation and Third Amendment to Unlimited Guaranty Agreement (the “Reaffirmation and Third Amendment to Guaranty”) attached hereto as Exhibit A, duly executed by the Guarantor and delivered to Lender.

f.	Execution and delivery by the Borrower of the Amended and Restated Revolving Note attached hereto as Exhibit B.

g.
All corporate and other proceedings in connection with the transactions contemplated by this Amendment shall be satisfactory to the Lender, and the Lender shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

4.	Effective Time. Subject to conditions set forth in Section 3, this Amendment shall be effective as of the date hereof.

5.
Continuing Effect; Inconsistency. All of the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect, as amended hereby. Without limiting the foregoing, the Borrower acknowledges and agrees that each of the Loan Documents remains in full force and effect and the rights and remedies of the Lender, and the obligations of the parties thereunder and shall not be affected, impaired or discharged by reason of this Amendment or the transactions contemplated hereby. In the event there is determined to be any inconsistency between the terms and conditions of the existing Loan Documents and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall govern to the full extent of such inconsistency.

6.
Cross Default; Remedies. Any breach of warranty, misrepresentation or nonfulfillment of any agreement on the part of the Borrower under any one or more of the existing Loan Documents, this Amendment or any agreement, document or instrument contemplated hereby, shall be and constitute a breach and default under each and all of the Loan Documents, this Amendment and all other agreements, documents and instruments. The Lender shall have all rights and remedies available under the Loan Documents, this Amendment and all agreements, documents and instruments contemplated hereby, and all other rights and remedies available to it at law, in equity or otherwise, upon any such breach of warranty, misrepresentation or nonfulfillment of agreement by the Borrower.

7.
No Waiver. Nothing herein is intended or shall be construed as a waiver by the Lender of any breach, default or other nonfulfillment by the Borrower under the Loan Agreement or any of the other loan documents.

8.
Waiver of Claims. THE BORROWER COVENANTS, REPRESENTS AND WARRANTS TO THE LENDER THAT THE NOTE, THE LOAN AGREEMENT AND OTHER LOAN DOCUMENTS ARE NOT SUBJECT TO ANY CREDITS, CHARGES, CLAIMS, OR RIGHTS OF OFFSET OR DEDUCTION OF ANY KIND OR CHARACTER WHATSOEVER; AND HEREBY RELEASES AND DISCHARGES THE LENDER, THEIR OFFICERS, DIRECTORS, ATTORNEYS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION OF ANY KIND AND CHARACTER, WHETHER KNOWN OR UNKNOWN AND WHETHER NOW EXISTING OR HEREAFTER ARISING, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED, CONTINGENT, DIRECT OR INDIRECT, INCLUDING WITHOUT LIMITATION, ANY ACTION IN LAW OR EQUITY, THAT HAVE AT ANY TIME BEEN OWNED, OR THAT ARE HEREAFTER OWNED, BY THE BORROWER AND THAT ARISE OUT OF ANY ONE OR MORE CIRCUMSTANCES OR EVENTS THAT OCCURRED PRIOR TO THE DATE OF THIS AMENDMENT. MOREOVER, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WAIVES ANY AND ALL CLAIMS NOW OR HEREAFTER ARISING FROM OR RELATED TO ANY DELAY BY THE LENDER IN EXERCISING ANY RIGHTS OR REMEDIES UNDER THE LOAN DOCUMENTS.

9.	Acknowledgement. Borrower hereby acknowledges receipt of a copy of this Amendment.

10.
No Future Obligation to Amend. The Borrower hereby expressly recognizes and agrees that the Lender was in no way obligated or required to enter into this Amendment, and that the Lender has not agreed to and are not obligated or required to, in the future, waive, revise, alter or amend any of the terms or conditions of the Loan Agreement or any of the other loan documents, or to provide Borrower with any additional credit facilities or other funds or credit.

11.
Headings and Captions. The titles or captions of sections and paragraphs in this Amendment are provided for convenience of reference only, and shall not be considered a part hereof for purposes of interpreting or applying this Amendment, and such titles or captions do not define, limit, extend, explain or describe the scope or extent of this Amendment or any of its terms or conditions.

12.
Further Documents and Actions. The Borrower agrees to execute and deliver to the Lender such additional documents and to take all such further actions as the Lender may reasonably require in order to reflect the amendments to the Loan Agreement effected by this Amendment.

13.
Counterparts and Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which shall constitute one and the same instrument. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of the executed Amendment shall be deemed to be originals thereof.

14.	Recitals. The Recitals set forth in the forepart of this Amendment are true and correct and are an integral part of this Amendment.

15.
Binding Effect on Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

[SIGNATURE PAGE TO FOLLOW]

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

BORROWER:	BANK:
DAKTRONICS, INC.	BANK OF AMERICA, N.A.

By: /s/ Reece A. Kurtenbach	By: /s/ Matthew Anderson
Name: Reece A. Kurtenbach	Name: Matthew Anderson
Title: Chief Executive Officer	Title: Senior Vice President, Senior Client Manager

By: /s/ Sheila M. Anderson
Name: Sheila M. Anderson
Title: Chief Financial Officer

[SIGNATURE PAGE TO FIFTH AMENDMENT TO LOAN AGREEMENT]